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                                                                   EXHIBIT 10.5



                                   MASTER AGREEMENT
                                         FOR
                       PRODUCT DEVELOPMENT, PURCHASE AND SALES

                                       BETWEEN


                              ACRES GAMING INCORPORATED
                                         AND
                        INTERNATIONAL GAMING TECHNOLOGY, INC.


                             DATED AS OF JANUARY 27, 1997

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                                       CONTENTS


Section 1.    Definitions...........................................1

Section 2.    The R&D Work..........................................5

    2.1       R&D Plans.............................................5

    2.2       Prototypes............................................6

    2.3       Documentation.........................................7

    2.4       Regulatory Approvals, Etc.............................8

    2.5       Schedule..............................................8

    2.6       Performance of R&D Work...............................8

    2.7       Funding...............................................9

    2.8       Changes...............................................9

    2.9       Contributions of Equipment...........................10

Section 3.    Purchase of Products.................................10

    3.1       Orders...............................................10

    3.2       Price................................................10

    3.3       Price Limitation.....................................10

    3.4       Books and Records....................................11

    3.5       Product Defect Notification..........................11

    3.6       No Obligation to Purchase Products...................11

Section 4.    Cooperative Marketing and Distribution...............11

    4.1       M&D Plans............................................11

                                                                     PAGE i
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Section 5.    Joint Technology.....................................12

    5.1       Ownership............................................12

    5.2       Perfection of Interests..............................12

    5.3       No Right to Accounting...............................13

    5.4       No Right to Improvements.............................13

    5.5       Infringement by Third Parties........................13

    5.6       Infringement by Joint Technology.....................13

Section 6.    IGT Technology.......................................14

    6.1       Reservation..........................................14

    6.2       License..............................................14

    6.3       Royalty..............................................15

    6.4       Infringement.........................................15

Section 7.    Acres Technology.....................................16

    7.1       Reservation..........................................16

    7.2       License..............................................16

    7.3       Royalty..............................................16

    7.4       Infringement.........................................17

Section 8.    Term.................................................17

Section 9.    Arbitration..........................................17

    9.1       Selection of Arbitrator..............................17

    9.2       Location.............................................18

    9.3       Jurisdiction.........................................18

    9.4       Discovery............................................18

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    9.5       Decision.............................................18

    9.6       Costs................................................19

    9.7       Statute of Limitations...............................19

Section 10.   Miscellaneous........................................19

    10.1      No Right to Marks....................................19

    10.2      Confidential Information.............................19

    10.3      Compliance with Laws.................................20

    10.4      Notices..............................................20

    10.5      Nonwaiver............................................20

    10.6      Successors and Assigns...............................21

    10.7      Independent Contractor...............................21

    10.8      No Partnership or Agency.............................21

    10.9      Specific Performance.................................22

    10.10     Applicable Law.......................................22

    10.11     Entire Agreement.....................................22

                                                                     PAGE iii
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                     __________________________________________
                                 LIST OF EXHIBITS



EXHIBIT                       DESCRIPTION                         REFERENCE
_________  ____________________________________________________  _____________


























                                                                     PAGE iv
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                                    MASTER AGREEMENT
                                          FOR
                         PRODUCT DEVELOPMENT, PURCHASE AND SALES

    This Agreement, dated as of January 27, 1997, is made and entered into by and between: International Gaming Technology, Inc. ("IGT") and Acres Gaming, Incorporated ("Acres"). IGT and Acres are sometimes referred to herein collectively as the "Parties" and individually as a "Party".

                                          RECITALS

    A. Acres and IGT wish to jointly pursue business opportunities in the gaming industry in a manner that emphasizes the strengths of each company;

    B. The Parties intend that this Agreement shall be the exclusive method of developing and marketing products for the Systems, Proprietary Games, Enhancements to IGT Games, and Progressives and Displays (all as more fully described on Exhibit A); and

    C. In addition, the Parties wish to look to each other to develop new games, projects, industry standards and other business opportunities.

    The Parties agree as follows:

SECTION 1.    DEFINITIONS

    The following terms will have the following specified meanings whenever used in this Agreement with initial letters capitalized:

    1.1  "ACRES RIGHTS" means Proprietary Rights of Acres in the Acres
Technology.

    1.2 "ACRES TECHNOLOGY" means any design, specification, know-how, computer program, device, technique, algorithm, method, process, procedure, improvement, discovery or invention, whether or not reduced to practice, that is protected or protectable under any Proprietary Right, that is owned or controlled (e.g., by license or otherwise) by Acres, that is furnished by Acres to IGT under this Agreement and that is used or useful in the R&D Work or the Development, Making or Use of Products or Tools; provided however, that Acres Technology does not include any Joint Technology. Acres Technology may include, but is not limited to, Acres' Confidential Information.

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    1.3  "AFFILIATE" means, with respect to any Party, any Person that, directly or indirectly (e.g., through any number of successive tiers), controls, is controlled by or is under common control with such Party.

    1.4 "CONFIDENTIAL INFORMATION" means any confidential or proprietary information of either Party, whether of a technical, business or other nature (including, but not necessarily limited to: trade secrets, know-how, and information relating to the technology, customers, business plans, promotional and marketing activities, finances and other business affairs of such Party). Any information provided to a party hereunder shall be "Confidential Information." IGT's Confidential Information may include, but is not limited to, IGT Technology. Acres' Confidential Information may include, but is not limited to, Acres Technology.

    1.5 "DEVELOP" (or such conjugations thereof as the context may require) means design, engineer, prepare, write, invent or develop (or such conjugations thereof as the context may require).

    1.6 "DISCLOSING PARTY" means the Party whose Confidential Information is disclosed to the other Party pursuant to this Agreement.

    1.7 "DISTRIBUTE" (or such conjugations thereof as the context may require) means sell, lease, license, sublicense, grant of use rights, transfer or distribute (or such conjugations thereof as the context may require).

    1.8 "DOCUMENTATION" means the documentation described in paragraph 2.3.1 or otherwise delivered by a Party under this Agreement.

    1.9  "IGT RIGHTS" means IGT's Proprietary Rights in the IGT Technology.

    1.10 "IGT TECHNOLOGY" means any design, specification, know-how, computer program, device, technique, algorithm, method, process, procedure, improvement, discovery or invention, whether or not reduced to practice, that is protected or protectable under any Proprietary Right, that is owned or controlled (e.g., by license or otherwise) by IGT, that is furnished by IGT to Acres under this Agreement and that is used or useful in the R&D Work or the Development, Making or Use of Products; provided however, that IGT Technology does not include any Joint Technology. IGT Technology may include, but is not limited to, IGT's Confidential Information.

    1.11 "IMPROVEMENT" means any correction, modification, alteration, enhancement, improvement, update, revision or derivative of any Product other than a correction, modification, alteration, enhancement or derivative made as part of the R&D Work.

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    1.12 "JOINT TECHNOLOGY" means any Product, any Tool, and any other product, design, specification, know-how, computer program, device, technique, algorithm, method, process, procedure, improvement, discovery or invention, whether or not reduced to practice, that is protected or protectable under any Proprietary Right and that is created, conceived, reduced to practice, developed, discovered, invented, made or acquired in connection with the R&D Work to the extent, but only to the extent, that the Parties agree that it shall be Joint Technology.

    1.13 "M&D PLAN" means a marketing and distribution plan agreed upon by the Parties pursuant to paragraph 4.1, as the same may be amended by the Parties.

    1.14 "MAKE" (or such conjugations thereof, as the context may require) means manufacture, assemble, produce, reproduce, copy or make (or such conjugations thereof, as the context may require).

    1.15 "MANUFACTURING COST" of a Product means the sum of the following costs reasonably incurred by a Party to Make such Product:

         (a) amounts paid to Third Parties for parts, supplies, materials and assembly incorporated in the Product;

         (b)  direct costs of labor to Make the Product; and

         (c) an allowance for general, administrative and overhead costs equal to fifty percent (50%) of the costs described in (b) of this paragraph.

    1.16 "MARK" means any trade name, trademark, service mark or other name or mark that is protected or protectable under the laws of the United States of America, any state of the United States of America, any country other than the United States of America, any political subdivision of any of the foregoing, or any other governmental authority within the United States having jurisdiction.

    1.17 "MONTH" means a calendar month.

    1.18 "ORDER" means an order issued by a Party for the purchase of Products from the other Party pursuant to Section 3 of this Agreement. All Orders will be deemed to include and be subject to the Purchase T&Cs.

    1.19 "PART" means any part, component or subassembly of any Product.

    1.20 "PART SUPPLIER" means any manufacturer or other supplier of any Part.

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    1.21 "PARTY'S PLANT" means any plant or facility at which any Development
Work is performed or any Product is designed, developed, Made, inspected or tested by or for a Party.

    1.22 "PERSON" means any individual, corporation, partnership, trust, association, organization, governmental authority or other entity.

    1.23 "PRODUCT" means any Product to be Developed pursuant to an R&D Plan.

    1.24 "PROPRIETARY RIGHT" means any patent, copyright, mask work, trade secret or other intellectual property right that is protected or protectable under the laws of the United States of America, any state of the United States of America, any political subdivision of any of the foregoing, or any other governmental authority within the United States having jurisdiction. However, Proprietary Rights do not include any Marks.

    1.25 "PROTOTYPE" means a prototype of any Product Made or to be Made pursuant to an R&D Plan.

    1.26 "PURCHASE T&CS" means the terms and conditions set forth in the attached Exhibit B. The Purchase T&Cs may be amended only by a written amendment that specifically references this Agreement and that is signed by both Parties.

    1.27 "QUARTER" means a calendar quarter (i.e., any period of three consecutive Months commencing with any of the Months of January, April, July, or October).

    1.28 "R&D PLAN" means a research and development plan agreed upon by the Parties pursuant to subsection 2.1, as the same may be changed or amended by the Parties pursuant to subsection 2.8.

    1.29 "R&D WORK" means the research, development and other work performed or to be performed by a Party pursuant to Section 2. The R&D Work includes, but is not necessarily limited to:

         (a) the design, engineering, development, manufacture, assembly, production, inspection, testing and delivery of Prototypes pursuant to paragraphs 2.2.1 and 2.2.2 and the R&D Plan;

         (b) the preparation and assembly of Documentation pursuant to paragraph 2.3.1 and the R&D Plan; and

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         (c)  obtaining the approvals, permits, licenses, certificates, listings, registrations and other authorizations described in paragraph 2.4.

    1.30 "RECEIVING PARTY" means the Party to whom Confidential Information of the other Party is disclosed pursuant to this Agreement.

    1.31 "RELEASE DATE" means the date agreed upon by the Parties pursuant to paragraph 2.2.3.

    1.32 "RESPONSIBLE PARTY" means the Party responsible for a particular project.

    1.33 "SPECIFICATIONS" means the design, engineering, performance, functional, operational and other criteria or specifications for any Product as set forth in the R&D Plan or Documentation pertaining to such Product.

    1.34 "THIRD PARTY" means any Person other than a Party.

    1.35 "THIRD-PARTY RIGHT" means any Proprietary Right that is owned or controlled (e.g. by license or otherwise) by any Third Party.

    1.36 "TOOL" means any device, computer program or other tool that is used in the R&D Work or the Development, Making, inspection or testing of any Product and that is created, conceived, reduced to practice, developed, discovered, invented, or made by or for a Party.

    1.37 "USE" (or such conjugations thereof as the context may require) means operate, maintain, test, repair, service or use (or such conjugations thereof as the context may require).

SECTION 2.    THE R&D WORK

    2.1  R&D PLANS

         2.1.1 The Parties will prepare and agree upon a written research and development plan for each Product or Project. Each R&D Plan will include:

         (a)  a description of the Product subject to the R&D Plan;

         (b) preliminary designs, specifications and drawings for the Product subject to the R&D Plan;

         (c)  a budget for the R&D Work to be performed under the R&D Plan;

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         (d)  specification of the funding to be provided by each Party for the
    R&D Work to be performed under the R&D Plan;

         (e) schedules for performance of the R&D Work to be performed under the R&D Plan;

         (f) a description of the Prototypes to be Developed, Made and delivered by a Party to the other Party pursuant to subsection 2.2;

         (g)  acceptance tests for such Prototypes;

         (h) a description of the Documentation to be prepared or assembled by a Party pursuant to paragraph 2.3.1 with respect to the Product subject to the R&D Plan;

         (i) specification of the IGT Technology to be furnished by IGT under the R&D Plan;

         (j) specification of the Acres Technology to be furnished by Acres under the R&D Plan;

         (k) specification of any royalties payable to either Party with respect to the licenses granted under paragraphs 5.3, 6.2 or 7.2;

         (l)  agreement with respect to manufacturing rights and schedules;

         (m) specification of any Third-Party Right that is required to Develop, Make, Distribute or Use the Product subject to the R&D Plan and a plan for the acquisition (e.g. by purchase, license or otherwise) of such Third-Party Right by the Parties; and

         (n) any other matter agreed upon by the Parties with respect to the Product, subject to the R&D Plan.

    2.2  PROTOTYPES

         2.2.1 The Responsible Party will Develop, Make and deliver to the other Party the Prototypes in accordance with and as otherwise specified in the applicable R&D Plans. Prior to delivery, the Responsible Party will conduct such inspections and tests of each Prototype as are necessary to ensure that each Prototype complies with applicable Specifications. Without limiting the generality of the foregoing, the Responsible Party will not deliver any Prototype to the other Party unless and until such Prototype passes the acceptance test set forth in the applicable

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R&D Plan or otherwise agreed upon by the Parties.  The Responsible Party will deliver a copy of the results of any such acceptance test with the applicable Prototype.

         2.2.2 Promptly after receipt of any Prototype, the other Party will inspect and test each Prototype to determine whether or not it complies with applicable Specifications. If the other Party determines that any Prototype does not so comply, the other Party will give the Responsible party written notice thereof, together with a copy of the results of the Responsible Party's inspections and testing of the Prototype. The Responsible Party will use its best efforts to promptly correct any noncompliance and resubmit the Prototype for further inspection, testing and approval or disapproval by the other Party. This procedure will be repeated until the other Party approves the Prototype.

         2.2.3 Promptly after the other Party's approval of any Prototype, the Parties will agree upon the date when Products corresponding to such Prototype will be available for purchase by the other Party under Section 3 or other distribution under Section 4.

    2.3  DOCUMENTATION

         2.3.1 The Responsible Party will prepare or assemble with respect to each Product:

         (a) detailed designs, specifications, drawings, test programs, mask works, schematics, artwork, bills of materials, assembly procedures, lists of all Parts, lists of all Part Suppliers and other documentation setting forth in a complete and clear manner all of the requirements for the Making of the Product and any related Tool;

         (b) detailed source codes, files, listings and other documentation of all programs used as part of or in conjunction with the Product;

         (c) detailed procedures for the inspection and testing of the Product to ensure quality and compliance with applicable Specifications; and

         (d) detailed manuals or other instructions for the Use and servicing of the Product.

         2.3.2 Upon completion of the Development of any Product and thereafter upon the other Party's request, the Responsible Party will deliver to the other Party a complete master, reproducible copy of all Documentation prepared or assembled by the Responsible Party with respect to such Product and any related Tool.

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         2.3.3  The Responsible Party warrants that the Documentation delivered pursuant to paragraph 2.3.2 will conform to the applicable Specifications and will be sufficient to permit the other Party to effectively Make and Use the applicable Product and any related Tool.

    2.4  REGULATORY APPROVALS, ETC.

    Unless otherwise provided in the applicable R&D Plan, the Responsible Party will obtain any and all approvals, permits, licenses, certificates, listings, registrations and other authorizations of any governmental authority (e.g., state gaming regulatory authorities), independent testing organizations (e.g., Underwriters Laboratories or its successors) or other Third Parties specified in the R&D Plan or required to Make, use, market, sell or distribute Products in the United States of America.

    2.5  SCHEDULE

         2.5.1 The Responsible Party will use its best efforts to perform and complete the R&D Work with respect to any Product in accordance with the schedules set forth in the R&D Plan for such Product and any other schedules that may be agreed upon from time to time by the Parties. The Responsible Party will perform with reasonable diligence any R&D Work for which no schedule is set forth in the applicable R&D Plan or otherwise agreed upon by the Parties.

         2.5.2 Neither Party will be liable for any delays in connection with the R&D Work due to causes that are not reasonably foreseeable, that are beyond such Party's reasonable control and that cannot be overcome by the exercise of reasonable diligence; provided that such Party gives the other Party prompt written notice of the circumstances causing the delay, the anticipated duration of the delay and the action being taken to overcome or mitigate the delay. The Parties will use their best efforts to eliminate or minimize any such delay. In the event of any delay within the purview of this paragraph, the schedules for performance of the R&D Work affected by such delay shall be equitably adjusted to reflect the delay.

    2.6  PERFORMANCE OF R&D WORK

         2.6.1 The Responsible Party will perform the R&D Work in an orderly, efficient, expeditious, skillful and workmanlike manner.

         2.6.2 Upon the other Party's request, the Responsible Party will cooperate with the other Party and coordinate the R&D Work with any related work being performed by the Responsible Party or others. If any part of the R&D Work depends on the results of work by the other Party or others, the Responsible Party will immediately notify the other Party in writing of any actual or apparent deficiencies or

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defects in such other work that render it unsuitable for performance of the
R&D Work in accordance with this Agreement. The Responsible Party's failure to so notify the other Party will constitute the Responsible Party's acknowledgment that such other work is suitable for performance of the R&D Work in accordance with this Agreement, except as to latent defects which may subsequently be discovered in such other work.

    2.7  FUNDING

    The Parties will fund the R&D Work to be performed under any R&D Plan as provided for in such R&D Plan.

    2.8  CHANGES

         2.8.1 Either Party may from time to time request changes in the R&D Work or any R&D Plan by giving the other Party written notice of such request. Such requested changes may include, but are not limited to, changes in:

         (a) the Prototypes to be delivered by the Responsible Part to the other Party under this Agreement;

         (b)  the Specifications and Documentation; and

         (c)  the schedules for performance of any R&D Work.

No such changes will become effective unless and until they are agreed to in writing by both Parties. Neither Party will unreasonably withhold its consent to any change requested by the other Party.

         2.8.2 If any change under paragraph 2.8.1 results in any increase or decrease in the Parties' reasonable best estimate of the costs that will be incurred to perform the R&D Work not then performed in accordance with this Agreement, then the budget, funding and other applicable provisions of the affected R&D Plan will be amended to reflect such increase or decrease.

         2.8.3 If any change under paragraph 2.8.1 results in an increase or decrease in the Parties' reasonable best estimate of the time required to perform any R&D Work not then performed in accordance with this Agreement, then the schedules and other applicable provisions of the affected R&D Plan will be amended to reflect such increase or decrease.

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     2.9      CONTRIBUTIONS OF EQUIPMENT

     Each Party will contribute to any R&D Work a reasonable quantity of hardware products it produces for use in the R&D Work at prices equal to Manufacturing Cost. No such hardware may be resold except at the end of the R&D Work and then only after first offering it back to the supplying Party.

SECTION 3.    PURCHASE OF PRODUCTS

      3.1     ORDERS

      The Responsible Party will Make, sell and deliver to the other Party such Products as the other Party may order from the Responsible Party under this Agreement from time to time. Each Order will specify a description of the Products ordered, the quantity and purchase price of the Products ordered, the dates upon which the Products are to be shipped and delivered, the destination to which the Products are to be shipped and any applicable shipping instructions (e.g., as to carrier or means of shipment); provided, however, that unless otherwise agreed by the Responsible Party, the other Party will not specify a date for delivery of any Product less than sixty
(60) days after the date of the Order. Each Order will be deemed to include and be subject to the Purchase T&Cs.

      3.2     PRICE

      The purchase price for each Product will be as agreed upon from time to time by the Parties, subject to the limitation set forth in paragraph 3.3. The Responsible Party's acceptance of any Order will constitute the Responsible Party's acknowledgment that the purchase price specified in such Order has been agreed to by the Responsible Party. The Responsible Party's acceptance of any Order may be evidenced by the Responsible Party's written acceptance of the Order, shipment of the Products subject to the Order, or any other commercially recognized means of acceptance.

      3.3     PRICE LIMITATION

      The Responsible Party will offer to sell Products to the other Party under this Agreement at a fair price that does not exceed the lowest price at which the Responsible Party offers Products to any Third Party, taking into consideration volume, payment terms, delivery schedule and other pertinent factors.

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      3.4     BOOKS AND RECORDS

      The Responsible Party will keep complete and accurate books and records of all Manufacturing Costs. Such books and records will be kept in accordance with generally accepted accounting practices and principles, consistently applied. Upon the other Party' request, the Responsible Party will make such books and records available for examination, reproduction and audit by an independent accounting firm designated by the other Party.
Unless otherwise agreed by the Parties, any such examination, reproduction and audit will be conducted during the Responsible Party's normal business hours and in such a manner so as not to unreasonably interfere with the Responsible Party's business.

      3.5     PRODUCT DEFECT NOTIFICATION

      The Responsible Party will immediately notify the other Party of any material or recurring defect, deficiency or nonconformity in any Product that comes to the attention of the Responsible Party.

      3.6     NO OBLIGATION TO PURCHASE PRODUCTS

      Each Party acknowledges that no Party has made any commitment or representation, express or implied, regarding any quantity of any Product to be purchased by any Party under this Agreement.

Section 4.    COOPERATIVE MARKETING AND DISTRIBUTION

      4.1     M&D PLANS

      The Parties will prepare and agree upon a written marketing and distribution plan for each Product. Each M&D Plan will include:

          (a)  Marketing and Sales Plan for the
Product including distribution channels market forecasts;

          (b)  minimum volume commitments;

          (c)  price schedules; and

          (d)  forecasting and ordering process.

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SECTION 5.    JOINT TECHNOLOGY

      5.1     OWNERSHIP

      Except as otherwise provided in the applicable R&D Plan or a separate written agreement entered into by the Parties after the date of this Agreement, each Party will have sole right, title and interest in all Technology and related Proprietary Rights developed by such Party in connection with Projects or Products for which such Party was the Responsible
Party.   In the event that the Parties agree in an R&D Plan or other document that there is Joint Technology, either Party may:

              (a) Make, Use and Distribute Joint Technology in connection with the Development, Making, Distribution or Use of Products and Improvements;

              (b) copy, modify, use, distribute and otherwise deal with Documentation;

              (c)  authorize any Third Party to take any action described in
      (a) or (b) above; and

              (d) assign, encumber or otherwise, transfer all or part of its rights, titles and interests in any Joint Technology.

      5.2     PERFECTION OF INTERESTS

         5.2.1  Each Party will take such action
(including, but not limited to, the execution, acknowledgment and delivery of assignments, instruments of transfer and conveyance, and other documents) as may be reasonably requested by the other Party to evidence, perfect or effect such other Party's rights, titles and interests in any Joint Technology or related Proprietary Rights.

         5.2.2 If either Party makes any filing, application, registration or other action with any governmental authority in order to evidence, perfect or effect any Proprietary Right in any Joint Technology, such Party will give the other Party the opportunity to participate in such filing, application, registration or other action. Further, upon request of such other Party, the Party making the filing, application, registration or action will assign or otherwise transfer to such other Party a fifty percent (50%) undivided interest in such filing, application, registration or action and any Proprietary Rights evidenced, perfected or effected by the same.

         5.2.3 Each Party will take appropriate steps and precautions for the protection against any loss or diminishment of any Proprietary Rights related to any Joint Technology. Without limiting the generality of the foregoing, each Party will

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exercise at least the same degree of care against any unauthorized use or disclosure of any trade secrets included in such Proprietary Rights as such Party exercises with regard to its own trade secrets.

      5.3     NO RIGHT TO ACCOUNTING

      Except as otherwise provided in the applicable R&D Plan or a separate written agreement entered into by the Parties after the date of this Agreement, neither Party will have any right or interest in or to any revenues, profits or other benefits derived by the other Party from such other Party's commercial exploitation of any Joint Technology or related Proprietary Rights.

      5.4     NO RIGHT TO IMPROVEMENTS

     Except as otherwise provided in the applicable R&D Plan or a separate written agreement entered into by the Parties after the date of this Agreement, neither Party will have any right or interest in or to any Improvement made by the other Party.

      5.5     INFRINGEMENT BY THIRD PARTIES

      If either Party becomes aware of any infringement, wrongful use or misappropriation of any Joint Technology or related Proprietary Right by any Third Party, such Party will give the other Party notice thereof. Either Party may commence and prosecute any legal action that it deems appropriate on account of such infringement, wrongful use or misappropriation, and the other Party will have the opportunity to participate in any such action. Any recovery in such action will be applied first to reimbursement of the costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with such action and then to the Parties in proportion to their respective damages suffered on account of the infringement, wrongful use or misappropriation.

      5.6     INFRINGEMENT BY JOINT TECHNOLOGY

         5.6.1 If any Joint Technology is held to infringe, wrongfully use or misappropriate any Third-Party Right, the Responsible Party will:

         (a) procure for the other Party and its customers and licensees the right to Use the item;

         (b) replace the item with a substantially equal item that does not infringe, wrongfully use or misappropriate any Third-Party Right; or

         (c) modify the item so that it no longer infringes, wrongfully uses or misappropriates any Third-Party Right.

         5.6.2 Each Party represents and warrants that the Joint Technology developed by that Party as Responsible Party will not infringe or misappropriate any Third-Party Right. Each Party will defend and indemnify the other from and against any and all claims that any Joint Technology developed by that Party as Responsible Party infringes or misappropriates any Third-Party Right and any and all costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred in connection with the defense, settlement or satisfaction of such claim (including, but not limited to, any damages, liabilities or losses based upon any such claim); provided that the other Party:

         (a) gives the Responsible Party prompt written notice of the claim;

         (b) cooperates with the Responsible Party in connection with the defense, settlement and satisfaction of the claim;

         (c) permits the Responsible Party to control the defense, settlement and satisfaction of the claim; and

         (d) does not settle the claim without the prior written consent of the Responsible Party, which consent will not be unreasonably withheld.

         5.6.3 The Parties' obligations under paragraphs 5.6.1 and 5.6.2 will not apply to the extent any Joint Technology infringes, wrongfully uses or misappropriates any Third-Party Right solely as a result of a Responsible Party's Use of any Technology of the other Party in accordance with the license granted under paragraph 7.2.

SECTION 6.     IGT TECHNOLOGY

      6.1      RESERVATION

      Except for the license granted under paragraph 6.2, IGT reserves all of its right, title and interest in all IGT Technology and IGT Rights.

      6.2      LICENSE

     Unless otherwise provided in writing, the License granted hereunder is solely for use in performance of duties under this Agreement during the term of this Agreement. Subject to the foregoing limitations and any other limitations set forth in the applicable R&D Plan or any separate written agreement entered into by the Parties after the date of this Agreement, IGT hereby grants to Acres a worldwide, nonexclusive license under the IGT Rights to:

         (a) Develop, Make, Distribute and Use Products, Improvements and Tools;

         (b) Make, Use and Distribute the IGT Technology in connection with the exercise of the rights granted under (a) and (c) of this paragraph; and

         (c) GRANT IRREVOCABLE, PERPETUAL sublicenses to any of the rights granted under (a) and (b) of this paragraph to end users in connection with the sale, lease or rental of Products or Improvements DURING THE LIFE OF A PRODUCT OR IMPROVEMENT PROVIDED IN ACCORDANCE WITH THIS AGREEMENT.

      6.3     ROYALTY

      Except as otherwise specifically provided for in an R&D Plan or a separate written agreement entered into by the Parties after the date of this Agreement, the license granted under paragraph 6.2 will be royalty-free and IGT will not have any right or interest in any revenues, profits or other benefits derived from the exercise of such license.

      6.4     INFRINGEMENT

      IGT represents and warrants that the IGT Technology does not infringe or misappropriate any Third-Party Right. IGT will defend and indemnify Acres from and against any and all claims that any IGT Technology infringes or misappropriates any Third-Party Right and any and all costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred in connection with the defense, settlement or satisfaction of such claim (including, but not limited to, any damages, liabilities or losses based upon any such claim); provided that Acres:

         (a)  gives IGT prompt written notice of the claim;

         (b) cooperates with IGT in connection with the defense, settlement and satisfaction of the claim;

         (c) permits IGT to control the defense, settlement and satisfaction of the claim; and

         (d) does not settle the claim without the prior written consent of IGT, which consent will not be unreasonably withheld.

SECTION 7.    ACRES TECHNOLOGY

      7.1     RESERVATION

      Except for the license granted under paragraph 7.2, Acres reserves all of its right, title and interest in all Acres Technology and Acres Rights.

      7.2     LICENSE

     Unless otherwise provided in writing, the License granted hereunder is solely for use in performance of duties under this Agreement during the term of this Agreement. Subject to the foregoing limitations and any other limitations set forth in the applicable R&D Plan or any separate written agreement entered into by the Parties after the date of this Agreement, Acres hereby grants to IGT a worldwide, nonexclusive license under the Acres Rights to:

         (a)  Develop, Make, Distribute and Use Products, Improvements and
      Tools;

         (b) Make, Use and Distribute the Acres Technology in connection with the exercise of the rights granted under (a) and (c) of this paragraph; and

         (c) GRANT IRREVOCABLE, PERPETUAL sublicenses to any of the rights granted under (a) and (b) of this paragraph TO end users in connection with the sale, lease or rental of Products or Improvements DURING THE LIFE OF A PRODUCT OR IMPROVEMENT PROVIDED IN ACCORDANCE WITH THIS AGREEMENT.

      7.3     ROYALTY

      Except as otherwise specifically provided for in an R&D Plan or a separate written agreement entered into by the Parties after the date of this Agreement, the license granted under paragraph 7.2 will be royalty-free and Acres will not have any right or interest in any revenues, profits or other benefits derived from the exercise of such license.

      7.4     INFRINGEMENT

      Acres represents and warrants that the Acres Technology does not infringe or misappropriate any Third-Party Right. Acres will defend and indemnify IGT from and against any and all claims that any Acres Technology infringes or misappropriates any Third-Party Right and any and all costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred in connection with the defense, settlement or satisfaction of such claim (including, but not limited to, any damages, liabilities or losses based upon any such claim); provided that IGT:

         (a)  gives Acres prompt written notice of the claim;

         (b) cooperates with Acres in connection with the defense, settlement and satisfaction of the claim;

         (c) permits Acres to control the defense, settlement and satisfaction of the claim; and

         (d) does not settle the claim without the prior written consent of Acres, which consent will not be unreasonably withheld.

SECTION 8.    TERM

      The initial term of this Agreement shall be 5 years; provided, however, that either Party may, after January 1, 1999, terminate this Agreement on 90 days' notice. Termination of this Agreement shall not terminate any other agreement entered into hereunder, and shall not terminate any license granted to third parties in connection with the sale, lease or rental of Products or Improvements..

SECTION 9.    ARBITRATION

      9.1     SELECTION OF ARBITRATOR

      Any controversies between the Parties arising out of or relating to this Agreement will, upon demand of either Party, be resolved exclusively by submission to an arbitrator or a panel of three arbitrators. If the Parties cannot agree upon a single arbitrator, then each Party will designate one arbitrator and the two arbitrators designated by them will designate a third for the panel of three arbitrators. If the two arbitrators designated by the Parties cannot agree upon the third arbitrator, then, upon request of any party, the third arbitrator will be appointed by the Court as specified in paragraph 9.3. No arbitrator will have any direct or indirect interest in either Party or the matter submitted for determination.

      9.2  LOCATION

      The arbitration will be conducted in Portland, Oregon or such other location as may be agreed upon by the Parties.

      9.3     JURISDICTION

      The arbitration will be conducted pursuant to the Oregon Arbitration Act, as the same may have been or may be amended, and will be subject to the jurisdiction of the Circuit Court of the State of Oregon in and for the County of Multnomah.

      9.4     DISCOVERY

      The arbitrators will grant discovery liberally. Without limiting the generality of the foregoing, each Party will have:

         (a) full access to the records of any other Party that pertain to the subject matter of the controversy;

         (b) the power to call for testimony of any director, officer, employee, agent or representative of any other Party; and

         (c) all other rights of discovery afforded to Parties in civil actions under the then applicable Federal Rules of Civil Procedure (or rules or laws applicable to federal court proceedings adopted in lieu thereof).

A Party's failure to comply with reasonable discovery requests will be sufficient cause for an adverse finding on an issue related to such discovery.

      9.5     DECISION

      The arbitrators will render a decision not later than thirty (30) days after the matter has been submitted, and such decision will be final and binding upon the Parties. The decision of a panel of three arbitrators will require the concurrence of at least two arbitrators. The decision will be in writing. The decision of the arbitrators may be entered as a final decree or judgment in any court of competent jurisdiction or may be enforced against the Parties and their assets wherever they are found. The arbitrators are specifically authorized to grant injunctive relief, either as part of the final decision or prior to the final decision. The Parties desire that the courts promptly enforce all injunctive relief granted prior to final decision as though it were part of a final decision, even though such enforcement may be requested prior to final decision.

      9.6     COSTS

      Any costs incurred by any arbitration proceedings (such as compensation to the arbitrators and reporter and the expense of hearing room facilities) will be divided equally among the Parties, except that each Party will bear its own attorneys' fees and costs of witnesses; provided, that, the arbitrators will have the authority to require, as part of the final decision, the Party against whom the arbitrators render a decision to reimburse any or all costs, expenses and attorneys' fees incurred by Acres in connection with the arbitration, and such final decision may be entered as a final decree or judgment in any court of competent jurisdiction or may be enforced against the Parties and their assets wherever they are found.

      9.7     STATUTE OF LIMITATIONS

      The arbitration of any controversy under this section will be barred if such arbitration is not demanded by a Party in accordance with paragraph 7.1 within the period of time permitted by the statute of limitations under the laws of the State of Oregon which would be most applicable to an action commenced in the courts of the State of Oregon based upon such controversy.

SECTION 10.   MISCELLANEOUS

      10.1    NO RIGHT TO MARKS

      This Agreement will not be interpreted or construed as granting or transferring to either Party any license, right, title or interest in or to any Mark of Acres. Neither Party will use any Mark of the other Party without the prior written consent of such other Party.

      10.2    CONFIDENTIAL INFORMATION

      In the performance of or otherwise in connection with this Agreement, the Disclosing Party may disclose to the Receiving Party certain Confidential Information of the Disclosing Party. The Receiving Party will treat such Confidential Information as confidential and proprietary of the Disclosing Party and will use such Confidential Information solely for the purposes for which it is provided by the Disclosing Party. Without limiting the generality of the foregoing, the Receiving Party will take reasonable precautions to prevent any unauthorized use or disclosure of such Confidential Information and will protect such Confidential Information from unauthorized use or disclosure at least to the same extent that it protects its own Confidential Information of a similar nature from unauthorized use or disclosure. The obligations under this paragraph will not apply to any:

         (a) use or disclosure of any information pursuant to the exercise of the Disclosing Party's rights under this Agreement;

         (b) information that is now or later becomes part of the public domain through no fault of the Receiving Party;

         (c) information that is obtained by the Receiving Party from a Third Party (other than in connection with this Agreement) who was not under any obligation of secrecy or confidentiality with respect to such information;

         (d) information that is independently developed by the Receiving Party (e.g., without reference to any Confidential Information);

         (e) any disclosure required by applicable law (e.g., pursuant to applicable securities laws or legal process), provided that the Receiving Party will use reasonable efforts to give advance notice to and cooperate with the Disclosing Party in connection with any such disclosure; and

         (f)  any disclosure with the consent of the Disclosing Party.

      10.3    COMPLIANCE WITH LAWS

      In the performance of this Agreement, each Party will comply with all applicable laws, regulations, rules, orders and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction. Without limiting the generality of the foregoing, each Party will pay, collect and remit such taxes as may be imposed with respect to any compensation, royalties or transactions under this Agreement in accordance with applicable laws, rules, regulations and orders of governmental authorities having jurisdiction.

      10.4    NOTICES

     Any notice or other communication under this Agreement given by any Party to any other Party will be in writing and will be delivered in person or mailed, properly addressed and stamped with the required postage, to the intended recipient at its address specified below its signature at the end of this Agreement and to the attention of the individual who executed this Agreement on behalf of such Party. Any Party may from time to time change such address or individual by giving Acres notice of such change in accordance with this paragraph.

      10.5    NONWAIVER

      The failure of either Party to insist upon or enforce strict performance of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement will not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision, right or remedy in that or any other instance; rather, the same will remain in full force and effect.

      10.6    SUCCESSORS AND ASSIGNS

      Neither Party will assign this Agreement or any of its rights, title or interest under this Agreement (voluntarily, involuntarily, by operation of law or otherwise) without the prior written consent of the other Party. No assignment by either Party, with or without the consent of the other Party, will relieve or release the Party making the assignment from any of its obligations under this Agreement. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns.

      10.7    INDEPENDENT CONTRACTOR

      Each Party is engaged in an independent business and will perform its obligations under this Agreement as an independent contractor and not as an agent or representative of any other Party. Neither Party will have any right or authority to create any obligation or make any representation or warranty in the name or on behalf of the other Party.

      10.8    NO PARTNERSHIP OR AGENCY

      Each Party will furnish its own facilities, contractors and employees to fully perform its obligations under this Agreement. No Party will, by virtue of this Agreement, have any responsibility for the payment or performance of any obligations of the other Party. Further, no Party will have, by virtue of this Agreement, any right, power or authority to act as the agent of, to enter into any contract, to make any representation or warranty or to incur any obligation or liability of any other Party. This Agreement will not be interpreted or construed to create an association, joint venture or partnership between the Parties or to impose any partnership obligation or liability upon any Party.

      10.9    SPECIFIC PERFORMANCE

      In the event of any breach of or default under Section 10.2 of this Agreement by either Party, the other Party may suffer irreparable harm and have no adequate remedy at law. Consequently, in the event of any such breach or default, or any threat of such breach or default by either Party, then the other Party will be entitled to temporary or permanent injunctive relief, specific performance and such other equitable relief as may be appropriate in the circumstances in order to restrain or enjoin the breach or default. The rights and remedies under this paragraph are in addition to, and not in lieu of, any other right or remedy afforded under any other provision of this Agreement, by law or otherwise, including the right to seek and obtain temporary or permanent injunctive relief, specific performance or other equitable relief as may be appropriate in the event of other actual or threatened breaches or defaults under this Agreement.

      10.10   APPLICABLE LAW

      This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Oregon, U.S.A., without reference to its choice of law rules.

      10.11   ENTIRE AGREEMENT

      This Agreement constitutes the entire agreement, and supersedes any and all prior agreements, between the Parties with regard to the subject matter hereof. No amendment, modification or waiver of any of the provisions of this Agreement will be valid unless set forth in a written instrument signed by the Party to be bound thereby.

                                     IGT:
                                     ----

                                     INTERNATIONAL GAME TECHNOLOGY, INC.



                                     By:______________________________________
                                     Title:___________________________________

                                     Address: ________________________________
                                              ________________________________



                                     Acres:
                                     ------

                                     ACRES GAMING, INC.



                                     By:______________________________________
                                     Title:___________________________________

                                     Address:_________________________________
                                             _________________________________


                                                                       PAGE 23